Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of BrandPartners Group, Inc. (the “Company”) for the year ended December 31, 2007 (the “Report”), James F. Brooks, Chairman of the Board and Chief Executive Officer of the Company, and Patrick H. Peyton, Director of Finance of the Company, each hereby certify, pursuant to 18 U.S.C., Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James F. Brooks
James F. Brooks Chairman and Chief Executive Officer March 28, 2008

/s/ Patrick H. Peyton
Patrick H. Peyton Director of Finance As of March 28, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BrandPartners Group, Inc. and will be retained by BrandPartners and will be furnished to the Securities and Exchange Commission or its staff upon request.